UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION

                           Washington, D. C. 20549

                                  FORM 8-K

                               CURRENT REPORT





PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported)    August 19, 1994




                           Meredith Corporation
         (Exact name of registrant as specified in its charter)



                    Iowa                1-5128          42-0410230
      (State or other jurisdiction   (Commission     (I.R.S. Employer
          of incorporation)          File Number)   Identification No.)



    1716 Locust Street, Des Moines, Iowa                50309-3023
  (Address of principal executive offices)              (ZIP Code)



  Registrant's telephone number, including area code  515 - 284-3000







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Item 5.  Other Events.

On August 19, 1994, the Company announced that it reached an agreement to acquire the assets of WSMV-TV, an NBC network affiliate in Nashville, Tennessee from Cook Inlet Television Partners. The Company will pay $159 million for WSMV-TV and plans to acquire the television station using cash and debt financing. The acquisition is expected to close in January, 1995, pending Federal Communications Commission approval. Nashville is the 33rd largest television market in the country.

Currently, Meredith owns television stations in Orlando (23rd market) and Las Vegas (75th market) that are affiliated with the Fox network, a CBS affiliated station in Kansas City (31st market), an independent station in Phoenix (20th market) that will soon become affiliated with the CBS network and an NBC affiliated station in Flint/Saginaw, Michigan (60th market) which will switch to a CBS affiliation in calendar year 1995.



                               SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                              MEREDITH CORPORATION
                              Registrant



                                (Larry D. Hartsook)
                                 Larry D. Hartsook
                              Vice President - Finance
                              (Principal Financial and
                                 Accounting Officer)




Date:  August 22, 1994





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